Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated December 14, 2006, which appears on page F-2 for the year ended September 30, 2006.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

September 21, 2007